                                                                    EXHIBIT 21.1


                           SUBSIDIARIES OF REGISTRANT

The following is a list of the Corporation's consolidated subsidiaries as of March 2, 2004. The Corporation owns, directly or indirectly, 100% of the voting securities of each subsidiary, unless noted otherwise and except for director's qualifying shares.

NAME                                                                     STATE OR JURISDICTION
                                                                            OF ORGANIZATION
900 West Park Drive LLC                                                         Delaware
Astrum Software Corporation                                                     Delaware
Australian Outsourcing Pty Limited                                              Australia
Avalon Consulting Group                                                         California
Boxcar Software, Inc.                                                           Delaware
Datagen, Inc.                                                                   Delaware
Data General Argentina S.A.                                                     Argentina
Data General Australia Pty. Ltd.                                                Australia
Data General BVI, Ltd.                                                          British Virgin Islands
Data General Computers Sdn Bhd                                                  Malaysia
Data General do Brasil Ltda.                                                    Brazil
Data General Gesellschaft mbH                                                   Austria
Data General Hong Kong Limited                                                  Hong Kong
Data General Hong Kong Sales and Services Limited                               Hong Kong
Data General International, Inc.                                                Delaware
Data General Latin America, Inc.                                                Delaware
Data General New Zealand Limited                                                New Zealand
Data General Singapore Pte. Ltd.                                                Singapore
Documentum Canada Company                                                       Canada
Documentum Canada Holdings, Inc.                                                Delaware
Documentum Consultoria De Informatica do Brazil Ltd.                            Brazil
Documentum F.S.C.                                                               Barbados
Documentum GmbH                                                                 Germany
Documentum Iberia SL                                                            Spain
Documentum International, Inc.                                                  California
Documentum Ireland, Ltd.                                                        Ireland
Documentum Italia SRL                                                           Italy
Documentum Mexico SA de CV                                                      Mexico
Documentum PTE, Ltd.                                                            Singapore
Documentum SARL                                                                 France
Documentum Software Europe Ltd.                                                 United Kingdom
Eighty-First Patriot Pty Limited                                                Australia
EMC Belgian Development Group BVBA                                              Belgium
EMC (Benelux) B.V. S.a.r.l.                                                     The Netherlands
EMC Chile S.A.                                                                  Chile
EMC Computer Storage Systems (Sales and Services) Ltd.                          Israel
EMC Computer Systems AG                                                         Switzerland
EMC Computer Systems Argentina S.A.                                             Argentina
EMC Computer-Systems AS                                                         Norway
EMC Computer Systems Austria GmbH                                               Austria
EMC Computer Systems (Benelux) B.V.                                             The Netherlands
EMC Computer Systems (Beijing) Co., Ltd.                                        China
EMC Computer Systems Bilgisayar Sistemleri Ticaret A.S.                         Turkey
EMC Computer-Systems Brazil Ltda.                                               Brazil
EMC Computer Systems California, Inc.                                           Delaware
EMC Computer Systems Danmark A/S                                                Denmark
EMC Computer Systems (FE) Limited                                               Hong Kong


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
EMC Computer Systems France S.A.                                                France
EMC Computer-Systems Ireland Ltd.                                               Ireland
EMC Computer Systems Italia S.p.A.                                              Italy
EMC Computer Systems (Malaysia) Sdn. Bhd.                                       Malaysia
EMC Computer Systems Mexico S.A.                                                Mexico
EMC Computer-Systems OY                                                         Finland
EMC Computer Systems Poland Sp. z.o.o.                                          Poland
EMC Computer Systems (South Africa) (Pty.) Ltd.                                 South Africa
EMC Computer Systems (South Asia) Pte. Ltd.                                     Singapore
EMC Computer Systems Spain, S.A.                                                Spain
EMC Computer-Systems (Svenska) AB                                               Sweden
EMC Computer Systems (UK) Limited                                               United Kingdom
EMC Computer Systems Venezuela, S.A.                                            Venezuela
EMC Corporation of Canada                                                       Canada
EMC Czech Republic s.r.o.                                                       Czech Republic
EMC Data Storage Systems (India) Private Limited                                India
EMC del Peru, S.A.                                                              Peru
EMC Deutschland GmbH                                                            Germany
EMC Europe Limited                                                              United Kingdom
EMC Foreign Sales Corporation                                                   Barbados
EMC (Gibraltar) Limited                                                         Gibraltar
EMC Global Holdings Company                                                     Massachusetts
EMC Hungary Trading and Servicing Ltd.                                          Hungary
EMC Information Systems N.V.                                                    Belgium
EMC Information Systems Sweden AB                                               Sweden
EMC Information Systems (Thailand) Limited                                      Thailand
EMC International Holdings, Inc.                                                Delaware
EMC Investment Corporation                                                      Delaware
EMC Japan K.K.*                                                                 Japan
EMC Puerto Rico, Inc.                                                           Delaware
EMC Ventures Pte Ltd                                                            Singapore
eRoom Technology PTY, Ltd.                                                      Australia
FilePool S.a.r.l.                                                               France
Flanders Road Holdings LLC                                                      Delaware
General Risk Insurance Company Ltd.                                             Bermuda
Hankook EMC Computer Systems Chusik Hoesa                                       South Korea
Information Systems EMC Greece S.A.                                             Greece
Legato Global, Inc.                                                             Cayman Islands
Legato Software Systems Pte Ltd                                                 Singapore
Legato Systems (Canada) Company                                                 Canada
Legato Systems de Mexico S de RL de CV                                          Mexico
Legato Systems Deutschland GmbH                                                 Germany
Legato Systems do Brasil Ltda                                                   Brazil
Legato Systems Espana SL                                                        Spain
Legato Systems Europe Holding BV                                                Netherlands
Legato Systems France SARL                                                      France
Legato Systems Ges.mbH                                                          Austria
Legato Systems, H.K. Limited                                                    Hong Kong
Legato Systems India Private Limited                                            India
Legato Systems Italia Srl                                                       Italy
Legato Systems KK                                                               Japan
Legato Systems Korea Y.H.                                                       Korea
Legato Systems Nederland B.V.                                                   Netherlands
Legato Systems Norway AS                                                        Norway
Legato Systems NV                                                               Belgium


Legato Systems Polska sp.Zoo                                                    Poland
Legato Systems Pty. Ltd.                                                        Australia
Legato Systems Schweiz GmbH                                                     Switzerland
Legato Systems UK Limited                                                       United Kingdom
LGTO System AB                                                                  Sweden
Luminate Software, GmbH                                                         Germany
McDATA International, Inc.                                                      U.S. Virgin Islands
Nihon Documentum K.K                                                            Japan
O.R.P. Inc.                                                                     Pennsylvania
OTG Software, Inc.                                                              Delaware
OTG Software KK                                                                 Japan
OTG Software UK Ltd.                                                            United Kingdom
Prisa Networks Inc.                                                             California
Relevance Technologies, Inc.                                                    Delaware
Smart Storage Global Ltd.                                                       British Virgin Islands
Smart Storage GmbH - Germany                                                    Germany
Smart Storage Pvt. Ltd.                                                         India
Softworks International Ltd                                                     United Kingdom
Softworks Italia S.r.l.                                                         Italy
Softworks Savan Technology Pte. Ltd.                                            Singapore
Softworks Savantechnology do Brasil                                             Brazil
Tenth Mounpro Pty Limited                                                       Australia
Unitree Software (Europe) Ltd.                                                  United Kingdom
VMware Global, Inc.                                                             Delaware
VMware, Inc.                                                                    Delaware
VMware International                                                            Cayman Islands
VMware K.K.                                                                     Japan
VMware Singapore Pte. Ltd.                                                      Singapore
Woodland Street Partners, Inc.                                                  Delaware

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* 95% owned by EMC Corporation.